UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

DEMAND MEDIA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1299 Ocean Avenue, Suite 500 Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 394-6400

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 30, 2012, the Compensation Committee of the Board of Directors of Demand Media, Inc. (the "Company") approved a modification of the employment arrangement with Joanne Bradford, the Company's Chief Revenue & Marketing Officer.  Under the new arrangement, Joanne Bradford will now receive: (1) an annual base salary of $325,000 per year, up from $250,000 per year in fiscal year 2011, (2) a target bonus of up to 60% of Ms. Bradford's base salary, up from 50% in fiscal year 2011, and (3) a sales commission calculated in a manner consistent with fiscal year 2011.  The remaining terms of Ms. Bradford's employment agreement dated March 15, 2010, as amended on September 3, 2010, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2012	DEMAND MEDIA, INC.
	By:	/s/ Charles S. Hilliard
Charles S. Hilliard
President and Chief Financial Officer